SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 23, 1997


                          BUCKHEAD AMERICA CORPORATION
               (Exact name of registrant as specified in charter)


                         Commission File Number 0-22132


               Delaware                                 58-2023732
        (State or other jurisdiction of      (IRS Employer Identification No.)
             incorporation)


       4243 Dunwoody Club Drive,
                Suite 200                               30350
             Atlanta, Georgia                         (Zip Code)
      (Address of principal executive offices)



        Registrant's telephone number including area code (770) 393-2662



  (Former name or former address, if changed since last report) Not Applicable






496453.1

     Explanatory Note: On October 8, 1997, Buckhead America Corporation (the "Registrant" or the "Company") filed with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K (the "Initial 8-K Report") with respect to the Registrant's merger of Hatfield Inns, LLC, a Delaware limited liability company ("Hatfield") with and into BLM-RH, Inc., a Delaware corporation wholly-owned by the Registrant, pursuant to the terms of an Agreement of Merger dated March 11, 1997.

         In accordance with Item 7(a)(4) of Form 8-K, the Initial 8-K Report did not include the historical Hatfield financial statements or the condensed consolidated pro forma financial information of the Registrant (the "Financial Information") and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial 8-K Report as soon as practicable, but not later than 60 days after October 8, 1997. On December 8, 1997, the Registrant filed Amendment No. 1 on Form 8-K/A for the purpose of satisfying the Registrant's undertaking to file the Financial Information. The Registrant is hereby filing Amendment No. 2 to the Form 8-K to correct certain typographical errors. This Amendment No. 2 should be read in conjunction with the Initial 8-K Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

         On January 1, 1997, Hatfield Inn, Inc. ("Predecessor") was merged into Hatfield. The financial statements included herein reflect the operation of the Predecessor through December 31, 1996 and Hatfield beginning January 1, 1997. The balance sheet of the Predecessor as of December 31, 1996, and the related statements of income, shareholder's equity (deficit), and cash flows for the year then ended, together with the related notes and audit report of KPMG Peat Marwick LLP and the unaudited condensed balance sheet as of June 30, 1997, and the related unaudited condensed statements of loss and cash flows for the six months ended June 30, 1997 and 1996, together with the related notes, are included herein.




496453.1
                                        1

                          Independent Auditors' Report



The Board of Directors
Hatfield Inn, Inc.:

We have audited the accompanying balance sheet of Hatfield Inn, Inc. as of December 31, 1996, and the related statements of income, shareholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of Hatfield Inn, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hatfield Inn, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                          KPMG PEAT MARWICK LLP


April 11, 1997
Atlanta, Georgia

                               HATFIELD INN, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1996

                                     ASSETS

Current assets:
   Cash                                                             $     40,320
   Accounts receivable (note 3)                                           87,227
   Inventories                                                            43,277
   Prepaid expenses                                                       22,374
                                                                     -----------
        Total current assets                                             193,198
                                                                     -----------

Hotel property and equipment (notes 2,3, and 4)                        8,092,388
   Less accumulated depreciation                                         802,813
                                                                     -----------
        Net hotel property and equipment                               7,289,575
                                                                     -----------

Deferred loan costs, net of accumulated amortization of $8,309            64,869
Other assets                                                              17,397
                                                                     -----------
                                                                    $  7,565,039
                                                                     ===========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses                            $    349,764
   Advances from shareholder (note 6)                                    485,025
   Note payable (note 4)                                                 180,000
   Current portion of mortgage notes payable (note 3)                    221,250
                                                                      ----------
        Total current liabilities                                      1,236,039

Deferred income taxes (note 5)                                            48,574
Noncurrent portion of mortgage notes payable (note 3)                  5,676,019
Advances from affiliate (note 6)                                         449,421
                                                                     -----------
        Total liabilities                                              7,410,053
                                                                     -----------

Shareholder's equity:
   Common stock, par value $.15 per share, 1,000 shares
        authorized; 1,000 shares issued and outstanding                      150
   Additional paid-in capital                                            194,286
   Accumulated deficit                                                  (39,450)
                                                                     -----------
        Total shareholder's equity                                       154,986



                                                                     -----------
Commitments (note 6)                                                $  7,565,039
                                                                     ===========


See accompanying notes to financial statements.

                               HATFIELD INN, INC.
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996



Revenues
    Room                                                           $   2,369,090
    Other                                                                108,218
                                                                    ------------
             Total revenues                                            2,477,308

Operating expenses:
    Direct:
         Room                                                            575,599
         Other                                                            81,277
    General and administrative                                           377,051
    Utilities                                                            133,146
    Management fees (note 6)                                             123,634
    Advertising and promotion                                             91,238
    Repairs and maintenance                                               83,178
    Property taxes                                                        70,655
    Insurance                                                             53,359
    Depreciation and amortization                                        386,814
                                                                    ------------
             Total operating expenses                                  1,975,951
                                                                    ------------

             Income from operations                                      501,357

Interest expense                                                         495,529
                                                                    ------------

             Income before income taxes                                    5,828

Deferred income tax expense (note 5)                                       1,601
                                                                    ------------
             Net income                                            $       4,227
                                                                    ============


See accompanying notes to financial statements.



                                                HATFIELD INN, INC.
                                    STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)
                                           YEAR ENDED DECEMBER 31, 1996


                                                                    ADDITIONAL                                TOTAL
                                                     COMMON          PAID-IN          ACCUMULATED         SHAREHOLDER'S
                                                     STOCK           CAPITAL            DEFICIT         EQUITY (DEFICIT)
                                                  ------------    --------------    ---------------    -------------------

Balances at December 31, 1995                    $     --                --           (43,677)               (43,677)
Contribution of capital through
   forgiveness of shareholder's
   advances (note 6)                                  150           356,486                 --                356,636
Liquidating dividends                                  --         (168,000)                 --              (168,000)
Contribution                                           --             5,800                 --                  5,800
Net Income                                             --                --              4,227                  4,227
                                                  -------         ---------           --------              ---------
Balances at December 31, 1996                    $    150           194,286           (39,450)                154,986
                                                  =======         =========           ========              =========

See accompanying notes to financial statements.





                                                HATFIELD INN, INC.
                                              STATEMENT OF CASH FLOWS
                                           YEAR ENDED DECEMBER 31, 1996





Cash flows from operating activities:
 Net income                                                                                          $        4,227
 Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                                      386,814
         Deferred income tax expense                                                                          1,601
         Increase in accounts receivable                                                                   (43,732)
         Increase in inventories                                                                            (6,011)
         Increase in prepaid expenses                                                                       (6,759)
         Increase in accounts payable and accrued expenses                                                  185,830
                                                                                                       ------------
          Net cash provided by operating activities                                                         521,970
                                                                                                       ------------
Cash flows from investing activities:
 Additions to hotel property and equipment                                                              (1,795,730)
 Additions to other assets                                                                                 (17,397)
                                                                                                       ------------
          Net cash used in investing activities                                                         (1,813,127)
                                                                                                       ------------
Cash flows from financing activities:
 Repayments of mortgage notes payable                                                                     (872,579)
 Proceeds from mortgage notes payable                                                                     1,833,688
 Proceeds from note payable                                                                                 180,000
 Capital contribution                                                                                         5,800
 Dividends                                                                                                (168,000)
 Repayment of advances from affiliate                                                                     (227,237)
 Proceeds from advances from shareholder                                                                    485,025
 Deferred loan costs                                                                                        (9,444)
                                                                                                       ------------
          Net cash provided by financing activities                                                       1,227,253
                                                                                                       ------------
          Net decrease in cash                                                                             (63,904)
Cash at beginning of year                                                                                   104,224
                                                                                                       ------------
Cash at end of year                                                                                  $       40,320
                                                                                                       ============
Supplemental disclosure of cash flow information - cash paid during the year for
    interest, net of interest capitalized of $34,643                                                 $      489,529
                                                                                                       ============
Supplemental disclosure of noncash financing activities - contribution of capital
    through forgiveness of shareholder's advances (note 6)                                           $      356,636
                                                                                                       ============


See accompanying notes to financial statements.

                               HATFIELD INN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

(1)      Summary of Significant Accounting Policies

(a)      General Information

         The financial statements represent the accounts of Hatfield Inn, Inc. (the "Predecessor" - see note 7). The Predecessor was formed on February 10, 1992 for the purpose of developing and operating hotel properties. As of December 31, 1996, the Predecessor owned seven Hatfield Inns located in Kentucky and Missouri. The sixth hotel was opened in January 1996 and the seventh was opened in November 1996.

(b)      Inventories

         Inventories are stated at the lower of cost or market. Cost is generally determined using the first-in, first-out method.

(c)      Hotel Property and Equipment

         Hotel property and equipment are stated at cost. Depreciation of hotel property and equipment is calculated on the straight-line method over the following useful lives:

                                                                     Years
                                                                     -----
                  Buildings                                           39
                  Land improvements                                   7
                  Furniture, fixtures, and equipment                  3 to 7


(d)      Deferred Loan Costs

         Costs incurred to obtain the mortgage notes payable were deferred and are being amortized on a straight-line basis over the terms of the loans.

(e)      Income Taxes

         The Predecessor accounts for income taxes in accordance with the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                               HATFIELD INN, INC.
                          NOTES TO FINANCIAL STATEMENTS

(f)      Advertising

         The cost of advertising is expensed as incurred.

(g)      Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the Predecessor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(h)      Fair Value of Financial Instruments

         Management believes that the carrying amounts of cash, accounts receivable, accounts payable and accrued expenses, advances from shareholder, note payable, and current portions of mortgage notes payable are reasonable approximations of their fair value because of the short maturity of these instruments.

         The fair value of the Predecessor's noncurrent portions of mortgage notes payable is estimated by discounting the future cash flows of each instrument at rates currently offered to the Predecessor for similar debt instruments of comparable maturities by the Predecessor's bankers. Based on this valuation methodology, management believes that the carrying amount of the noncurrent portions of mortgage notes payable is a reasonable estimation of its fair value.

(2)      Hotel Property and Equipment

         The cost basis of hotel property and equipment is summarized as follows:

                  Land                                      $    765,417
                  Land improvements                              537,374
                  Buildings                                    5,198,630
                  Furniture, fixtures, and equipment           1,590,967
                                                               ---------
                                                            $  8,092,388
                                                               =========

                               HATFIELD INN, INC.
                          NOTES TO FINANCIAL STATEMENTS

(3)    Mortgage Notes Payable

Mortgage notes payable, which are personally guaranteed by the Company's shareholder, consist of the following:

Mortgage note payable to a bank dated August 4, 1992,  bearing interest at prime plus 1% (9.25% at December 31, 1996),  payable in 180 monthly installments of principal  and  interest.  The note is  secured  by real  estate,  furniture, fixtures,  equipment,  and accounts receivable of a hotel property located in
   Central City, Kentucky                                                         $    710,324

Mortgage note  payable to a bank dated  September 9, 1996,  bearing  interest at
   prime  plus  1%  (9.25%  at  December  31,  1996),   payable  in  59  monthly
   installments  of principal  and interest,  with the  remaining  principal due
   September 9, 2001. The note is secured by real estate,  furniture,  fixtures, equipment,  and accounts  receivable of a hotel property located in Sikeston,
   Missouri                                                                            697,399


Mortgage note payable to a bank dated January 23, 1995,  bearing interest at the yield of five-year U.S.  Treasuries  plus 3.5% (11.25% at December 31, 1996), payable in 180 monthly  installments  of principal and interest.  The note is
   secured  by  real  estate,  furniture,   fixtures,  equipment,  and  accounts
   receivable of a hotel property located in Lebanon, Kentucky                         817,149


Mortgage note payable to a bank dated March 23, 1995,  bearing interest at prime plus 1.5% (9.75% at December 31, 1996), payable in 59 monthly installments of principal and interest,  with the remaining principal due March 20, 2000. The note is  secured  by real  estate  of a hotel  property  located  in  Dexter,
   Missouri                                                                            844,582


Mortgage note payable to a bank dated  November 10,  1995,  bearing  interest at prime  plus  1%  (9.25%  at  December  31,  1996),  payable  in  180  monthly installments  of principal and interest.  The note is secured by real estate, furniture,  fixtures,  equipment, and accounts receivable of a hotel property
   located in Leitchfield, Kentucky                                                    868,104

Mortgage note  payable to a bank dated May 3, 1995,  bearing  interest  at prime plus 1% (9.25% at December 31, 1996),  payable in 240 monthly installments of principal  and  interest.  The  note is  secured  by real  estate  of a hotel
   property located in Caruthersville, Missouri                                      1,024,711


Construction  mortgage  note  payable to a bank  dated May 6,  1996,  originally bearing interest at prime plus 2% (10.25% at December 31, 1996) with required monthly  interest  payments and was  scheduled to mature on February 6, 1997.
   Hatfield Inns,  LLC, the successor to the Company (note 7),  refinanced  this note on a long-term basis on February 6, 1997. Accordingly, the balance as of
   December  31,  1996  is  classified  in the  accompanying  balance  sheet  as long-term.  The refinanced  note bears interest at 9.75% and is payable in 59 monthly installments of principal and interest,  with the remaining principal due February 6, 2002.  The note is secured by real estate of a hotel property
   located in Bowling Green, Kentucky                                                   935,000

                                                                                    -----------
   Total                                                                              5,897,269
Less current portion                                                                    221,250
                                                                                    -----------
           Noncurrent portion of mortgage notes payable                           $   5,676,019
                                                                                    ===========

                               HATFIELD INN, INC.
                          NOTES TO FINANCIAL STATEMENTS

       The combined aggregate amount of maturities for all mortgage notes payable for each of the next five years and thereafter is as follows:

               Year Ending
               December 31,
                   1997                             $  221,000
                   1998                                249,000
                   1999                                273,000
                   2000                                946,000
                   2001                                819,000
                Thereafter                           3,389,000
                                                     ---------
                                                    $5,897,000
                                                     =========

(4)      Note Payable

         Note payable represented a $180,000 note payable to a bank dated February 12, 1996, which bore interest at prime plus 1% (9.25% at December 31, 1996) due quarterly. The note was secured by a second mortgage on a hotel property located in Caruthersville, Missouri, and was guaranteed by the Company's shareholder. The note was fully paid and satisfied in January 1997 by Hatfield Inns, LLC, the successor to the Predecessor (note 7).

(5)      Income Taxes

         The provision for income tax expense, principally Federal, consists of the following:


                    Current expense                $   --
                    Deferred expense                 1,601
                                                    ------
                                                   $ 1,601
                                                    ======

         Total income tax expense recognized differs from the amount computed by applying the U.S. Federal income tax rate of 34% to pretax income as a result of the following:


         Computed "expected" tax expense                                $ 1,982
         State income taxes, net of Federal income tax benefit              308
         Other, net                                                        (689)
                                                                         -------
                                                                        $ 1,601
                                                                         =======

         The tax effects of temporary differences that give rise to the deferred tax asset and liability are presented below:


         Deferred tax asset - net operating loss carryforward        $  134,952
         Deferred tax liability - property and equipment               (183,526)
                                                                       ---------
                  Net deferred tax liability                         $  (48,574)
                                                                       =========

                               HATFIELD INN, INC.
                          NOTES TO FINANCIAL STATEMENTS

         At December 31, 1996, the Predecessor had a net operating loss carryforward for Federal income tax purposes of approximately $337,000 which is available to offset future taxable income, if any, through 2011.

(6)      Transactions with Affiliates

         (a)      Advances from Shareholder

                  Advances  from   shareholder   of  $485,025   consist  of  the
                  following:

                  (i) $115,000 advance relating to a shareholder bank note payable of the same amount bearing interest at 9.75% through April 2, 1997, at which time the note maturity date was extended to October 2, 1997 and the interest rate increased to 10%. This shareholder note payable is secured by the shareholder's stock in another company.

                  (ii) $370,025 advance relating to a shareholder $400,025 line of credit with a bank bearing interest at prime plus 1%. The shareholder's line of credit matures on May 2, 1997 and is secured by the shareholder's stock in another company.

                  These advances from shareholder have terms consistent with the terms of the related underlying shareholder's debt.

         (b)      Advances from Affiliate

                  Predecessor has received advances from All American Group, Inc. (a corporation wholly-owned by the shareholder of the Predecessor). There are no payment terms, interest, or due dates on these advances.

         (c)      Management Fees

                  Fees are paid to All American Group, Inc. based on 5% of gross revenues for management and accounting services rendered. The total expense for these services was $123,634 for the year ended December 31, 1996.

         (d)      Contribution from Shareholder

                  During 1996, the Predecessor's shareholder forgave advances totaling $356,636, which were then recorded by the Predecessor as additional paid-in capital.

                               HATFIELD INN, INC.
                          NOTES TO FINANCIAL STATEMENTS


(7)       Subsequent Events

          On January 1, 1997, Hatfield Inn, Inc. (Predecessor) was merged into Hatfield Inns, LLC (a corporation wholly-owned by the shareholder of the Predecessor). The merger of these entities qualified as a tax-free reorganization and was accounted for as a transaction between entities under common control. The companies merged using historical costs in a manner similar to a pooling of interests.

          On March 11, 1997, Hatfield Inns, LLC entered into an agreement to merge with and into Buckhead America Corporation ("Buckhead"). In the planned merger, Buckhead would assume the outstanding debt of Hatfield Inns, LLC and issue approximately $3,000,000 of Buckhead redeemable preferred stock to the members in Hatfield Inns, LLC. The merger is subject to the approval of the issuance of preferred stock by the shareholders of Buckhead at their annual meeting, which is scheduled to occur on June 26, 1997.

                                          HATFIELD INNS, LLC

                                       Condensed Balance Sheet
                                             June 30, 1997
                                             (Unaudited)

                                                Assets

Current assets:
   Cash                                                       $    111,405
   Accounts receivable                                             116,565
   Inventories                                                      43,566
   Prepaid expenses                                                 16,326
                                                                ----------
         Total current assets                                      287,862

Hotel property and equipment                                     8,173,275
     Less accumulated depreciation                               1,041,470
                                                                ----------
          Net hotel property and equipment                       7,131,805

Construction in progress                                           650,000

Due from affiliate                                                  79,985
Deferred loan costs, net of accumulated
      amortization of $10,641                                       59,033

Other Assets                                                        14,499
                                                                ----------

                                                              $  8,223,184
                                                                ==========


                      Liabilities and Members' Equity

Current liabilities:
   Accounts payable and accrued expenses                     $    231,837
   Advances from members                                          557,717
   Current portion of notes payable                               301,620
                                                               ----------
         Total current liabilities                              1,091,174

Deferred income taxes                                              41,346
Noncurrent portion of notes payable                             6,315,303
                                                               ----------
         Total liabilities                                      7,447,823
                                                               ----------

Members' equity                                                   775,361

                                                               ----------
                                                             $  8,223,184
                                                               ==========
See accompanying notes to condensed financial statements.

                       HATFIELD INNS, LLC
                  Condensed Statement of Loss
                 Six months ended June 30, 1997
                          (Unaudited)

                       HATFIELD INN, INC.
                  Condensed Statement of Loss
                 Six Months ended June 30, 1996
                          (Unaudited)



                                                   1997                 1996
                                                   ----                 ----
Revenues:
   Room                                        $ 1,323,233            1,109,861
   Other                                            61,708               55,536
                                                 ---------            ---------
               Total revenues                    1,384,941            1,165,397
                                                 ---------            ---------

Operating expenses                                 885,005              776,520
Depreciation and amortization                      231,359              196,771
                                                 ---------            ---------
                                                 1,116,364              973,291
                                                 ---------            ---------

               Income from operations              268,577              192,106

Interest expense                                   319,666              244,724
                                                 ---------            ---------

               Loss before income taxes           (51,089)             (52,618)

Deferred income tax benefit                          7,228                --
                                                 ---------            ---------

               Net loss                        $  (43,861)             (52,618)
                                                 =========            =========




See accompanying notes to condensed financial statements.

496453.1

                                 HATFIELD INNS, LLC
                          Condensed Statement of Cash Flows
                           Six months ended June 30, 1997
                                     (Unaudited)

                                 HATFIELD INN, INC.
                             Condensed Statement of Cash Flows
                           Six Months ended June 30, 1996
                                     (Unaudited)

                                                                                1997               1996
                                                                                ----               ----
Cash flows from operating activities:
   Net loss                                                                $ (43,861)           (52,618)
   Adjustments to reconcile net loss to net cash provided (used)
   by operating activities:
          Depreciation and amortization                                       231,359            196,771
          Deferred income tax expense (benefit)                               (7,228)                  0
          Other Net                                                         (221,491)           (17,530)
                                                                            ---------          ---------
                    Net cash provided (used) in operating activities         (41,221)            126,623
                                                                            ---------          ---------

Cash flows used in investing activities - additions to hotel property
     and equipment                                                          (714,855)          (396,515)
                                                                            ---------          ---------

Cash flows provided by financing activities                                   827,161            272,000
                                                                            ---------          ---------
Net increase in cash                                                           71,085              2,108
Cash at beginning of period                                                    40,320            104,224
                                                                            ---------          ---------
Cash at end of period                                                      $  111,405            106,332
                                                                            =========          =========


See accompanying notes to condensed financial statements.



496453.1
                                       15

                               HATFIELD INNS, LLC
                     Notes to Condensed Financial Statements
                                  June 30, 1997
                                   (Unaudited)

                               HATFIELD INN, INC.
                     Notes to Condensed Financial Statements
                                  June 30, 1996
                                   (Unaudited)


(1)       Basis of Presentation

          The accompanying unaudited financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Hatfield Inns, LLC management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for a full year or any other interim period. For further information, see the financial statements of Hatfield Inn, Inc. (the "Predecessor") included herein for the year ended December 31, 1996.

(2)       Formation and Merger

          Hatfield Inns, LLC was formed on January 1, 1997. The Predecessor (a corporation wholly-owned by the members of Hatfield Inns, LLC) was merged with and into Hatfield Inns, LLC on January 1, 1997. The merger qualified as a tax-free organization and was accounted for as a transaction between entities under common control. The companies merged using historical costs in a manner similar to a pooling of interests.

          On September 23, 1997, Hatfield Inns, LLC was merged with and into BLM-RH, Inc. a wholly-owned subsidiary of Buckhead America Corporation for the aggregate consideration of approximately $10.12 million, consisting of $3 million of Buckhead preferred stock and the assumption of approximately $7.12 million of debt.


496453.1
                                       16

         (b)   Unaudited Pro Forma Condensed Consolidated Financial Information.

         Set forth below are the following unaudited pro forma condensed consolidated financial statements:

         1.    Introduction  to  Condensed   Consolidated  Pro  Forma  Financial
               Statements.

         2. Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 1996.

         3. Pro Forma Condensed Consolidated Statement of Income for the Six Months Ended June 30, 1997.

         4.    Pro Forma  Condensed  Consolidated  Balance  Sheet as of June 30,
               1997.

496453.1
                                       17

UNAUDITED PRO FORMA FINANCIAL INFORMATION AND HISTORICAL FINANCIAL INFORMATION OF HATFIELD INN, INC. AND HATFIELD INNS, LLC

         On January 1, 1997, Hatfield Inn, Inc. ("Predecessor") was merged into Hatfield. The merger of these entities qualified as a tax-free reorganization and was accounted for as a transaction between entities under common control. The companies merged using historical costs in a manner similar to a pooling of interests. The financial statements included herein reflect the operations of the Predecessor through December 31, 1996 and Hatfield beginning January 1, 1997.

         The following unaudited pro forma condensed consolidated income statements of the Company for the six months ended June 30, 1997 and the year ended December 31, 1996 and the pro forma condensed consolidated balance sheet as of June 30, 1997 (collectively referred to hereinafter as the "Pro Forma Statements") give effect to the acquisition of Hatfield effective September 1, 1997 and to the prior acquisition on May 8, 1997 of The Lodge Keeper Group, Inc. ("Lodgekeeper"). The Pro Forma Statements reflect the pro forma results of the Company, Hatfield, and Lodgekeeper, together with the applicable adjustments, as if Hatfield and Lodgekeeper had been acquired as of January 1, 1996 for income statement purposes and as if Hatfield had been acquired as of June 30, 1997 for balance sheet purposes. The Pro Forma Statements are not necessarily indicative of the results of operations of the Company, as they may be in the future or as they might have been had the acquisitions been consummated on the dates indicated.

         The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable in the circumstances. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company included in its Form 10-KSB for the year ended December 31, 1996 and its Form 10-QSB for the three months ended June 30, 1997. In addition, the Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of the Predecessor included herein for the year ended December 31, 1996 and the historical financial statements of Hatfield included herein for the six months ended June 30, 1997 and the historical financial statements of Lodgekeeper included in the Company's Form 8-K/A filed on July 22, 1997.

496453.1                                       18

                  BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                Pro Forma Condensed Consolidated Income Statement
                          Year Ended December 31, 1996
                                   (Unaudited)



                                          Buckhead      The Lodge                              Hatfield
                                          America       Keeper        Pro Forma   Pro Forma      Inns,   Pro Forma     Pro Forma
                                         Corporation    Group, Inc.   Adjustments Consolidated    Inc.   Adjustments  Consolidated
                                         -----------    ----------    ----------- ------------ -------- -----------   -----------
Revenues:

  Hotel revenues                           9,979,477   10,528,752     (536,277) 19,971,952     2,477,308               22,449,260
  Interest income                          1,042,869       57,518        39,347  1,139,734                              1,139,734
  Other income                             2,850,459      525,931        37,327  3,413,717                              3,413,717
                                          ----------    ---------    ---------- ----------     ---------                ---------
     Total revenues                       13,872,805   11,112,201     (459,603) 24,525,403     2,477,308               27,002,711
                                          ----------   ----------    ---------- ----------     ---------               ----------
Expenses:
   Hotel operations                        8,659,355    7,938,205     (538,980) 16,058,580     1,589,137  (80,000)(a)  17,567,717
   Depreciation and amortization             956,900      666,054     (313,636)  1,309,318       386,814  (54,521)(b)   1,641,611
   Other operating and administrative        934,543    1,876,800        82,199  2,893,542                              2,893,542
   Interest                                1,505,163      545,123        18,305  2,068,591       495,529  (12,666)(c)   2,551,454
                                           ---------   ----------     --------- ----------     ---------  --------      ---------
       Total operating, administrative
       and interest expenses              12,055,961   11,026,182     (752,112) 22,330,031     2,471,480 (147,187)     24,654,324
                                          ----------   ----------     --------- -----------    --------- ---------     ----------
   Income before income taxes              1,816,844       86,019       292,509  2,195,372         5,828   147,187      2,348,387
Provision for income taxes                                                                         1,601   (1,601)(d)
                                                                                               --------- ---------
       Net income                         $1,816,844       86,019       292,509  2,195,372         4,227   148,788      2,348,387
                                           =========   ==========       ======= ==========     ========= =========      =========
Dividends paid on redeemable preferred
stock                                                                                                    (187,337)(e)   (187,337)
                                                                                                                        ---------
Net income applicable to common
shareholders                                                                                                            2,161,050
                                                                                                                        =========
Net income per common and common
equivalent share:
      Primary                             $    1.00                                   1.15                                   1.13
                                               ====                                   ====                                   ----
      Fully diluted                       $    1.00                                   1.15                                   1.05
                                               ====                                   ====                                   ----
Weighted average number
of common and common equivalent
shares used to calculate
net income per share:
      Primary                             1,814,510                    101,320   1,915,830                        (g)   1,915,830
                                          =========                    =======   =========                              =========
      Fully diluted                       1,815,049                    101,320   1,916,369                        (h)   2,233,647
                                          =========                    =======   =========                              =========


See notes to the pro forma condensed consolidated financial statements.

496453.1
                                       19

                                         BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                                       Pro Forma Condensed Consolidated Income Statement
                                                Six Months Ended June 30, 1997
                                                          (Unaudited)

                                           Buckhead        The                                   Hatfield
                                            America    Lodge Keeper   Pro Forma    Pro Forma       Inns,     Pro Forma   Pro Forma
                                          Corporation  Group, Inc.   Adjustments Consolidated       LLC     Adjustments Consolidated
                                          -----------  -----------   ----------- ------------       ---     ----------- ------------
Revenues:
  Hotel revenues                          5,714,906     2,442,966                 8,157,872      1,384,941                9,542,813
  Interest income                           676,804        25,551        8,542      710,897                                 710,897
  Other income                            1,549,355     1,293,702                 2,843,057                               2,843,057

   Total revenues                         7,941,065     3,762,219                11,711,826      1,384,941               13,096,767
                                          ---------     ---------     --------   ----------      ---------               ----------
Expenses:
  Hotel operations                        4,287,805     2,420,289                 6,708,094        885,005  (40,000)(a)   7,553,099
  Depreciation and amortization             458,544       176,407     (78,230)      556,721        231,359  (57,489)(b)     730,591
  Other operating and administrative      1,447,185       778,316                 2,225,501                               2,225,501
  Interest                                  613,542       168,011                   781,553        319,666   (6,273)(c)   1,094,946
                                         ---------       -------      --------   ----------      ---------               ----------
     Total operating,
     administrative and
     interest expenses                    6,807,076     3,543,023                10,271,869      1,436,030               11,604,137
                                          ---------     ---------     --------   ----------      ---------   ----------  ----------
  Income before income taxes              1,133,989       219,196       86,772    1,439,957       (51,089)    (103,762)   1,492,630
                                          ---------       -------     --------   ----------      ---------   ----------  ----------
Provision for income taxes                                                                           7,228      7,228)(d)
              Net income(loss)            1,133,989       219,196       86,772    1,439,957       (43,861)     96,534     1,492,630
                                          =========       =======     ========   ==========      =========   ==========  ==========
Dividends paid on redeemable preferred
stock                                                                                                          125,528(f)   125,528
                                                                                                                          ---------
Net income applicable to common                                                                                           1,367,102
shareholders                                                                                                              =========
Net income per common and common
equivalent share:
  Primary                                       .61                                     .75                                     .71
                                          =========                               =========                               =========
  Fully diluted                                 .61                                     .75                                     .64
                                          =========                               =========                               =========

Weighted average number of common and
common equivalent shares used to calculate
net income per share:
      Primary                             1,854,790                     71,652    1,926,442                          (g)  1,926,442
                                          =========                   ========   ==========                              ==========
      Fully diluted                       1,862,418                     71,652    1,934,070                          (h)  2,347,357
                                          =========                   ========   ==========                              ==========

See notes to the pro forma condensed consolidated financial statements.

                 BUCKHEAD AMERICA CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)


                                                  HISTORICAL     HISTORICAL BUCKHEAD      PRO FORMA            PRO FORMA
                                                HATFIELD INNS,        AMERICA        PURCHASE ACCOUNTING     CONSOLIDATED
                  ASSETS                             LLC           CORPORATION          ADJUSTMENTS        BALANCE SHEET
-------------------------------------------    ----------------  ------------------  -------------------    ---------------

Current assets:
         Cash and cash equivalents            $         111,405           1,764,961                               1,876,366
         Short-term investments                         116,565           1,504,806                               1,621,371
         Current portions of notes receivable            43,566             598,681                                 642,247
         Other current assets                            16,326           1,333,712                               1,350,038
                                               ----------------  ------------------  -------------------    ---------------
                  Total current assets                  287,862           5,202,160                               5,490,022

Noncurrent portions of notes receivable                                     653,754                                 653,754
Property and equipment, at cost, net of
         accumulated depreciation                     7,131,805          23,700,624            2,164,678 (i)     32,997,107
Construction in progress                                650,000                                                     650,000

Other assets                                            153,517           5,218,569                               5,372,086
                                               ----------------  ------------------  -------------------    ---------------
                                                      8,223,184          34,775,107            2,164,678         45,162,969
                                               ================  ==================  ===================    ===============

LIABILITIES AND SHAREHOLDERS' / MEMBERS' EQUITY
-----------------------------------------------

Current liabilities:
         Accounts payable and accrued expenses          231,837           2,553,183              450,000 (j)      3,235,020
         Advances from members                          557,717                                                     557,717
         Current portions of notes payable              301,620           1,016,951                               1,318,571
                                               ----------------  ------------------  -------------------    ---------------
                  Total current liabilities           1,091,174           3,570,134              450,000          5,111,308

Deferred tax liability                                   41,346                                 (41,346) (k)
Noncurrent portions of notes payable                  6,315,303          15,992,325                              22,307,628
Other liabilities                                                           140,735                                 140,735
                                               ----------------  ------------------  -------------------    ---------------
                  Total liabilities                   7,447,823          19,703,194              408,654         27,559,671
                                               ----------------  ------------------  -------------------    ---------------

Minority interest in partnership                                            650,338                                 650,338
Redeemable preferred stock                                                                     2,531,385 (l)      2,531,385
Common Shareholders'/members' equity                    775,361          14,421,575            (775,361) (m)     14,421,575
                                               ----------------  ------------------  -------------------    ---------------
                                              $       8,223,184          34,775,107            2,164,678         45,162,969
                                               ================  ==================  ===================    ===============



See notes to the pro forma condensed consolidated financial statements.

496453.1

                  Buckhead America Corporation and Subsidiaries
                  Notes to the Pro Forma Condensed Consolidated
                              Financial Statements
                                   (Unaudited)


      The acquisition of Lodgekeeper has been accounted for as a purchase with a total purchase price of approximately $7.3 million. The purchase price includes the assumption of approximately $4.8 million of debt, cash payments to sellers and closing costs of approximately $1.0 million, issuance of approximately $.7 million of common stock, and the assumption of a working capital deficit of approximately $.8 million.

      Certain assets and liabilities of The Lodge Keeper Group, Inc. were not included in the acquisition. These excluded items primarily relate to a condominium project and a chain of coffee shops. The pro forma financial statements include adjustments to account for the exclusion of these items.

      The pro forma adjustments also reflect the effect of the purchase accounting adjustments. The purchase price has been allocated to the acquired assets and liabilities based on their respective estimated fair values. The expected changes to related income statement amounts (such as depreciation and amortization) are presented as if the acquisition had occurred at the beginning of the periods presented.

     The weighted average number of shares used to calculate net income per share increased by 106,320 shares, which is the number of shares issued in the acquisition and decreased by 5,000 shares which were shares previously held by The Lodge Keeper Group, Inc. and now held as treasury shares.

     The acquisition of Hatfield will be accounted for as a purchase with a total purchase price of $10,250,000 plus estimated closing costs of approximately $450,000. The purchase price includes the assumption of debt of approximately $7,250,000 and net working capital (as defined) at closing and the issuance of redeemable preferred stock of the Company ("Preferred Stock") for the remainder.

      As of June 30, 1997, a hotel that will be acquired from Hatfield was under construction. The Merger Agreement allocates $1,250,000 of the total purchase price to this hotel under construction. Approximately $600,000 of the Preferred Stock will be held back until the completion of the hotel. The remaining consideration for the hotel will consist of the assumption of approximately $650,000 in debt.

     The Predecessor historical financial statements include the results of a hotel that was completed and opened for operations in late November of 1996. For the Pro Forma Statements, the portion of Preferred Stock consideration allocated to this hotel was not considered to be outstanding until the opening of the hotel. Consequently, the earnings per share calculations for the year ended December 31, 1996 only assume the issuance of Preferred Stock for this hotel as of December 1, 1996.

(a) To eliminate the management fees with the exception of the estimated incremental costs to the Company associated with managing the hotel properties. The management fees were paid to an affiliated company and such fees would not have been incurred by the Company.


496453.1

(b) To adjust depreciation and amortization expense of the acquired assets for the new cost basis and to conform with the Company's depreciation policies. No depreciation was recorded on the costs allocated to construction in progress since the hotel is not yet completed.

(c) To adjust interest expense on one mortgage note for the new rate expected to be obtained upon refinancing by the Company.

(d) To adjust the provision for income taxes after giving affect to the Company's tax position.

(e) To record cash dividends on redeemable preferred stock. Dividends paid on redeemable preferred stock were calculated based on the total preferred stock outstanding, less preferred stock held back until completion of the hotel currently under construction, less the portion of preferred stock for eleven months in 1996 allocated to a hotel property that was not completed until the end of November 1996.

(f) To record cash dividends on redeemable preferred stock. Dividends paid on redeemable preferred stock were calculated based on the total preferred stock outstanding.

(g) There was no change in the weighted average number of common shares outstanding as the redeemable preferred stock is not a common stock equivalent.

(h) The fully diluted number of common shares and common share equivalents outstanding is computed after giving effect to the redeemable preferred stock using the "if-converted" method and the assumptions in (e) above for the year ended December 31, 1996, and (f) above for the six months ended June 30, 1997.

(i) Represents the purchase accounting adjustment to revalue property and equipment.

(j)      To record estimated closing costs for the acquisition of Hatfield.

(k) To remove the deferred tax liability from the balance sheet due to the available offsetting tax carryforwards of the Company.

(l) To record the redeemable preferred stock issued to the former owners of Hatfield.

(m)      To eliminate Hatfield members' equity.



496453.1

   (c)      Exhibits.

Exhibit
Number                          Description
------                          -----------

2.1* Agreement of Merger, as amended, dated as of March 11, 1997 among the Company, BLM-RH, Inc., Hatfield Inns, LLC, Guy Hatfield, Dorothy Hatfield, and Hatfield Inn Advisors, LLC.

2.1.1+ Second Amendment to Agreement of Merger, dated as of September 17, 1997 among the Company, BLM-RH, Inc., Hatfield Inns, LLC, Guy Hatfield, Dorothy Hatfield, and Hatfield Inn Advisors, LLC.


23.1           Consent of KPMG Peat Marwick LLP

-------------------------

* Incorporated herein by reference to Appendix B of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on June 9, 1997.

+  Previously filed.

496453.1

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BUCKHEAD AMERICA CORPORATION



Date:  December 12, 1997            By:/s/ Robert B. Lee
                                       -----------------
                                       Robert B. Lee, Vice President and Chief
                                       Financial Officer



496453.1

                                  EXHIBIT INDEX



Exhibit
Number                                 Description
------                                 -----------

2.1* Agreement of Merger, as amended, dated as of March 11, 1997 among the Company, BLM-RH, Inc., Hatfield Inns, LLC, Guy Hatfield, Dorothy Hatfield, and Hatfield Inn Advisors, LLC.

2.1.1+ Second Amendment to Agreement of Merger, dated as of September 17, 1997 among the Company, BLM-RH, Inc., Hatfield Inns, LLC, Guy Hatfield, Dorothy Hatfield, and Hatfield Inn Advisors, LLC.


23.1           Consent of KPMG Peat Marwick LLP.

-----------------------
* Incorporated herein by reference to Appendix B of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on June 9, 1997.

+  Previously filed.

496453.1